As filed with the Securities and Exchange Commission on April 1, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Primerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6311	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Primerica, Inc.

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(770) 381-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter W. Schneider, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Primerica, Inc.

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(770) 381-1000

(770) 564-6216 (facsimile)

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

COPIES TO:

Gregory A. Fernicola, Esq. Jeffrey A. Brill, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000 (212) 735-2000 (facsimile)	Steven E. Fox, Esq. Alan C. Leet, Esq. Rogers & Hardin LLP 229 Peachtree St. N.E. Atlanta, Georgia 30303 (404) 522-4700 (404) 525-2224 (facsimile)	Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000 (212) 225-3999 (facsimile)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-162918

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer  ☐                Accelerated filer  ☐                Non-accelerated filer  ☒                Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.01 par value	3,864,000	$15.00	$57,960,000	$4,133

(1)	Includes shares of common stock to be offered by the selling stockholder in this offering and shares of common stock that may be purchased by the underwriters from the selling stockholder upon the exercise of the underwriters’ over-allotment option.
(2)	The $57,960,000 proposed maximum aggregate offering price is in addition to the $289,800,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-162918). An aggregate registration fee of $19,113 was previously paid in connection with that Registration Statement.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1. Pursuant to Rule 462(b), the contents of our registration statement on Form S-1, as amended (File No. 333-162918), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on March 31, 2010 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement. This Registration Statement covers the registration of an additional 3,864,000 shares of our common stock in the offering related to the Initial Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of KPMG LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*	Previously filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-162918) filed with the Commission on November 5, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on the 1st day of April, 2010.

Primerica, Inc.

By:	/S/ PETER W. SCHNEIDER
Name: Peter W. Schneider
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 1st day of April, 2010.

Signature	Title

* D. Richard Williams	Co-Chief Executive Officer and Chairman of the Board (Co-Principal Executive Officer)

* John A. Addison, Jr.	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)

Robert F. McCullough	Director

* Alison S. Rand	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*By	/S/ PETER W. SCHNEIDER Attorney-in-fact

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